EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 27, 2004, accompanying the consolidated financial statements and financial statement schedule of Fiberstars, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2003, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts".


/s/ Grant Thorton LLP

San Francisco, California
September 8, 2004